EXHIBIT 99.1

For Immediate Release

January 20, 2022

Company Contact: Michael Caruso SVP, Corporate Finance & Investor Relations michael.caruso@broadstone.com 585.402.7842

Broadstone Net Lease, Inc. Schedules Fourth Quarter 2021 Earnings Release and Conference Call

ROCHESTER, N.Y. –Broadstone Net Lease, Inc. (NYSE: BNL) (“BNL” or the “Company”) today announced that it will release its financial and operating results for the quarter ended December 31, 2021, after the market closes on Tuesday, February 22, 2022. The Company will host its earnings conference call and audio webcast on Wednesday, February 23, 2022, at 1:00 p.m. Eastern Time.

Conference Call and Webcast Details

To access the live webcast, which will be available in listen-only mode, please visit: https://events.q4inc.com/attendee/695486672. If you prefer to listen via phone, U.S. participants may dial: 1-844-200-6205 (toll free) or 1-646-904-5544 (local), access code 202772. International callers may dial +1-929-526-1599, access code 202772.

A replay of the conference call webcast will be available approximately one hour after the conclusion of the live broadcast. To listen to a replay of the call via phone, U.S. participants may dial: 1-866-813-9403 (toll free) or 1-929-458-6194 (local), access code 167473. International callers may dial +44-204-525-0658, access code 167473. The replay will be available via dial-in until Wednesday, March 9, 2022. To listen to a replay of the call via the web, which will be available for one year, please visit: https://investors.bnl.broadstone.com.

About Broadstone Net Lease, Inc.

BNL is a real estate investment trust (REIT) that acquires, owns, and manages primarily single-tenant commercial real estate properties that are net leased on a long-term basis to a diversified group of tenants. BNL utilizes an investment strategy underpinned by strong fundamental credit analysis and prudent real estate underwriting. As of September 30, 2021, BNL’s diversified portfolio consisted of 696 individual net leased commercial properties with 695 properties in 42 U.S. states and one property in Canada across the industrial, healthcare, restaurant, retail, and office property types.

Cautionary Statements Concerning Forward-Looking Statements

This press release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, regarding, among other things, our plans, strategies, and prospects, both business and financial. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “would be,” “believe,” “continue,” or other similar words. Forward-looking statements involve known and unknown risks and uncertainties, which may cause BNL’s actual future results to differ materially from expected results, including, without limitation, risks and uncertainties related to the COVID-19 pandemic and its related impacts on the Company and its tenants, general economic conditions, local real estate conditions, tenant financial health, property acquisitions, and the timing and uncertainty of completing these acquisitions. These and other risks, assumptions, and uncertainties are described in Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 25, 2021, which you are encouraged to read and is available on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company assumes no obligation to, and does not currently intend to, update any

EXHIBIT 99.1

forward-looking statements after the date of this press release, whether as a result of new information, future events, changes in assumptions or otherwise.